     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2002
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        D & K HEALTHCARE RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      43-1465483
  (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION OR
         ORGANIZATION)


           8000 MARYLAND AVENUE, SUITE 920, ST. LOUIS, MISSOURI 63105
           ----------------------------------------------------------
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         2001 LONG TERM INCENTIVE PLAN
                         -----------------------------
                           (FULL TITLE OF THE PLANS)



                             J. HORD ARMSTRONG, III
                        D & K HEALTHCARE RESOURCES, INC.
                        8000 MARYLAND AVENUE, SUITE 920
                           ST. LOUIS, MISSOURI 63105
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (314) 727-3485
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                WITH A COPY TO:

                           JOHN L. GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                      ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070


                         CALCULATION OF REGISTRATION FEE


                                                                AMOUNT OF      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                              SHARES TO BE      OFFERING PRICE        AGGREGATE         REGISTRATION
           TITLE OF SECURITIES TO BE REGISTERED               REGISTERED(1)       PER SHARE       OFFERING PRICE(2)          Fee
           ------------------------------------               -------------    ----------------   -----------------     ------------
Common Stock, par value $.01 per share, and associated          1,000,000           $27.84          $27,840,000           $2,561.28
preferred stock purchase rights

(1) Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, split up, combination or other change in the Registrant's common stock, may become subject to the plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low trading prices of Registrant's common stock as reported on the Nasdaq National Market on August 19, 2002.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for by Part I of this registration statement on Form S-8 is included in the description of the Plan to be delivered to persons eligible to participate in the Plan. Pursuant to the Note in the Instructions to
Part I of Form S-8, this information is not being filed with or included in this registration statement.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K;

         (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form S-3, as amended, File No. 333-60146.

         The financial statements included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated August 7, 2001 into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article 8.B of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who the Registrant may indemnify under
Section 145.

         Article 8.A of the Registrant's Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall not be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and (iv) a transaction from which the director derived an improper personal benefit.

         Article VII of the Registrant's By-laws provides, in general, that the registrant shall indemnify its directors and officers to the full extent allowed under law.

         In addition, the Registrant maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS.

         The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this registration statement.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 14, 2002.


                                          D & K HEALTHCARE RESOURCES, INC.

                                          By:      /s/ J. Hord Armstrong, III
                                              ----------------------------------
                                                   J. Hord Armstrong, III
                                                 Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of D & K Healthcare Resources, Inc., hereby severally constitute and appoint J. Hord Armstrong, III and Martin D. Wilson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign D & K Healthcare Resources, Inc.'s registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of August 14, 2002 by the following persons in the capacities indicated.




                  Signature                                                  Title
                  ---------                                                  -----


          /s/ J. Hord Armstrong, III                Chairman of the Board and Chief Executive
-----------------------------------------------     Officer (Chief Executive Officer)
            J. Hord Armstrong, III


             /s/ Thomas S. Hilton                   Senior Vice President and Chief Financial
-----------------------------------------------     Officer (Chief Financial and Accounting Officer)
               Thomas S. Hilton

             /s/ Richard F. Ford                    Director
-----------------------------------------------
               Richard F. Ford

           /s/ Harvey C. Jewett, IV                 Director
-----------------------------------------------
             Harvey C. Jewett, IV


           /s/ Robert E. Korenblat                  Director
-----------------------------------------------
             Robert E. Korenblat


            /s/ Bryan H. Lawrence                   Director
-----------------------------------------------
              Bryan H. Lawrence


         /s/ Thomas F. Patton, Ph.D.                Director
-----------------------------------------------
           Thomas F. Patton, Ph.D.


                                                    Director
-----------------------------------------------
               Louis B. Susman


             /s/ Martin D. Wilson                   President, Chief Operating Officer and
-----------------------------------------------     Director
               Martin D. Wilson


                                  EXHIBIT INDEX


Exhibit                 Description
-------                 -----------

4.1*                    D & K Healthcare Resources, Inc. 2001 Long Term
                        Incentive Plan

4.2 Form of Rights Agreement dated as of November 12, 1998 between Registrant and Harris Trust and Savings Bank as
                        Rights Agent, which includes as Exhibit B the form of Right Certificate, filed as an exhibit to Form 8-K dated
                        November 17, 1998

5* Opinion of Armstrong Teasdale LLP regarding legality of shares being registered

15                      Omitted - Inapplicable

23.1                    Consent of Arthur Andersen LLP (omitted pursuant to Rule
                        437a)

23.2*                   Consent of Armstrong Teasdale LLP (included in Exhibit
                        5)

24*                     Powers of Attorney (See Signature Page)

----------

* Filed herewith.




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